Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov
Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and
Restated Articles (PURSUANT TO NRS 78.403)
Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:
Simlatus Corporation

	Entity or Nevada Business Identification Number (NVID):	NV20061745836

2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ________________
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
☐ Amended and Restated Articles
* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ___99___

☐ Officer’s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
☐ The entity name has been amended.	☐ Dissolution
☐ The purpose of the entity has been amended.	☐ Merger
☐ The authorized shares have been amended.	☐ Conversion
☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov
Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and
Restated Articles (PURSUANT TO NRS 78.403)
Officer’s Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time:	Date:	03/20/2020	Time:	9:00 a.m.
(Optional)	(must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect:
☐ The entity name has been amended.
☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐ The purpose of the entity has been amended.
☒ The authorized shares have been amended.
☐ The directors, managers or general partners have been amended.
☐ IRS tax language has been added.
☐ Articles have been added.
☐ Articles have been deleted.
☒ Other.
The articles have been amended as follows: (provide article numbers, if available)
To effect a 1-for-1,000 reverse stock split and as set forth on the attached.
(attach additional page(s) if necessary)

6. Signature: (Required)	X		CEO
		Signature of Officer or Authorized Signer	Title

X
		Signature of Officer or Authorized Signer	Title
* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Revised: 1/1/2019

The Articles of Incorporation of Simlatus Corporation (the “Corporation”) have been amended as follows:

A.	Upon the filing of this Certificate Amendment, the outstanding shares of common stock of the Corporation, shall automatically and without further action be reverse split and reclassified (the “Reverse Split”) on a one-for-1,000 basis, such that one share of common stock, par value $.00001 per share will be issued for each 1,000 shares of common stock outstanding immediately prior to the effectiveness of the Reverse Split. No fractional shares will be issued in connection with the Reverse Split; instead, any beneficial owner of common stock who would otherwise be entitled by reason of the Reverse Split to receive a fractional share of common stock shall instead receive one (1) whole share of common stock in lieu of such fractional share, which shall be a fully-paid and non-assessable share of common stock of the Corporation.

B.	The first clause of Section 1 of Article III is hereby amended to read as follows:

Section 1 - The aggregate number of shares of common stock which the Corporation shall have authority to issue is 1,000,000,000, with a par value of $0.00001 per share.